EXHIBIT  5

                                             CONSENTS  OF  EXPERTS  AND  COUNSEL

                              THE  LAW  OFFICE  OF  BRENDA  LEE  HAMILTON,  P.A.
                                       555  South  Federal  Highway,  Suite  270
                                                    Boca  Raton,  Florida  33432
                                                            Phone:  561-416-8956



May  25,  2000
Harold  Jahn  President
SUSTAINABLE  DEVELOPMENT  INTERNATIONAL,  INC.
10240  -  124th  Street,  Suite  208
Edmonton,  Alberta,  Canada

RE:  REGISTRATION  STATEMENT  ON  FORM  S-8

Gentlemen:

     We have acted as counsel to SUSTAINABLE DEVELOPMENT INTERNATIONAL, INC., a Nevada corporation (the "Company") in connection with its Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act") relating to the offering of up to 1,260,000 shares (the "Shares") of its common stock (the "Shares") pursuant to the Company's Year 2000 Consultant Services Plan ("Stock Plan").

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Company's Articles of Incorporation, as amended, the Amended and Restated By-Laws of the Company and the Stock Plan.

     Based on the foregoing, we are of the opinion that, the Shares when awarded in accordance with the terms of the Stock Plan will be legally and validly issued, fully paid and nonassessable. We hereby consent to the use of this opinion in connection with the Company's registration statement and the inclusion hereof as an exhibit thereto.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

     Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Stock Plan or the shares of common stock issuable under such Stock Plan.


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     Our opinion is subject to the  qualification  that no opinion is  expressed herein as to the application of the state securities or Blue-Sky laws.

Very  truly  yours,
THE  LAW  OFFICE  OF  BRENDA  LEE  HAMILTON,  P.A.

/s/  Brenda  Lee  Hamilton
--------------------------
Brenda  Lee  Hamilton,  Esquire


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